EXHIBIT 99.1
       N E W S   B U L L E T I N
                 FROM:                                    RE:

       FINANCIAL RELATIONS BOARD            EMPIRE FINANCIAL HOLDING COMPANY
                                            1385 West State Road 434
                                            Longwood, FL 32750
                                            AMEX: EFH
FOR FURTHER INFORMATION:
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
AT THE COMPANY:                     AT FINANCIAL RELATIONS BOARD:
Donald A. Wojnowski Jr.             Kristen McNally                          Rose Tucker
President                           General Information                      Investor/Analyst Information
(407) 774-1300                      (310) 407-6548                           (310) 407-6522
investorrelations@empirenow.com     kmcnally@financialrelationsboard.com     rtucker@financialrelationsboard.com
-------------------------------     ------------------------------------     -----------------------------------
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FOR IMMEDIATE RELEASE
JANUARY 5, 2004

           EMPIRE FINANCIAL ANNOUNCES COMPLETION OF PRIVATE PLACEMENT

LONGWOOD, FLA., JANUARY 5, 2004 -- EMPIRE FINANCIAL HOLDING COMPANY (AMEX: EFH), a financial brokerage services firm serving retail and institutional clients, today announced that it has completed a private placement of common stock to Shepherd Large Cap Growth Fund. Empire Financial Group, Inc., a wholly owned subsidiary of the Company, acted as the financial advisor and placement agent for the transaction.

The Company sold 200,000 shares of unregistered common stock for gross proceeds of $250,000. The purchase included a "piggy back" Registration Rights Agreement granting Shepherd the limited right to register the purchased shares according to certain terms and conditions. The common stock has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent a registration statement or exemption from registration.

The Company intends to use the net proceeds from the transaction for general corporate purposes.

ABOUT EMPIRE FINANCIAL HOLDING COMPANY
Empire Financial Holding Company provides full-service and discount retail securities brokerage via both the telephone and the Internet, offers securities order execution services, acts as principal in securities transactions for approximately 85 broker dealers, and provides turn-key fee based investment advisory services. The Company also provides private-label brokerage services and advisory solutions to broker dealers and other financial institutions.

FORWARD-LOOKING STATEMENT DISCLAIMER
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, without limitation, fluctuations in the volume of transactional services provided by the Company, competition with respect to financial services commission rates, the effect of general economic and market conditions, factors affecting the securities brokerage industry as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.